EXHIBIT 10.1

Ideal International Plaza

Lease Agreement

Suite X, Floor Y, Ideal International Plaza

2 Zhongguancun High – Tech Square, Beijing 100080, PR China

By and between

Lessor : Beijing Zhongwu Ideal Real Estate Development Co., Ltd

And

Lessee : AAA Co., Ltd.

Date: dd (Day) mm (Month) yy (Year)

Lessor : Beijing Zhongwu Ideal Real Estate Development Co., Ltd

(hereinafter referred to as “Party A”)

Registered Address: North Court, No. 106, Zhichun Road, Haidian District, and Beijing

Legal Representative: Wang Lixin

No. of Business License: 1101081510224

Lessee : AAA Co., Ltd.

(Hereinafter referred to as “Party B”)

Legal Representative: Legal Representative

This lease agreement (hereinafter referred to as “the agreement”) is signed by and between both parties via amiable negotiation on April 16, 2004.

1.	Lessee

Party A agrees to let, according to the rules of this contract, the suites on the business floors (hereinafter referred to as leasehold) of Idea International Plaza said in this contract (hereinafter referred to as The Plaza), and Party B agrees to accept the lease.

The leasehold which Party A leases and Party B accepts includes Suite X, Floor Y, Idea International Plaza, 2, Zhongguancun High–tech Square, Beijing, China, with a total the Building area of Z sq.m, (detailed in the ichnography, Appendix 2 of this contract, which is for defining the location and area of the leasehold only).

Party B shall pay rent for the leasehold to Party A according to the on–the–spot measured area conducted by the house administration of Beijing or other agencies authorized by the government. If the figure measured out by Beijing house administration or other state approved agencies differs with that stated in this contract, the rent shall be re-calculated according to the actual measured area and then the specified amount of it shall be modified.

2.	Use of the Leasehold

The leasehold shall be used as offices only.

3.	Term of Lease

3.1	The lease term of the said leasehold in this contract shall be 5 years, including 36 months of fixed lease commencing from September 1, 2004 and ending on August 31, 2007 and 24 months of unfixed lease from September 1, 2007 to August 31, 2009. For the unfixed lease period, Party B has the right to decide whether to extend the lease or not. If Party B decides to extend the lease, the rent from September 1, 2007 to August 31, 2009 shall remain unchanged, and Party B shall enjoy two months’ free rent, from September 1 to September 30, 2007 and from September 1 to September 30, 2008.

3.2	The free rent period is six months, including: In the first year, from September 1 to October 31, 2004; In the second year, from September 1, to October 31, 2005; In the third year, from September 1 to October 31, 2006. During the free rent period, although exempted from rent of the leasehold to Party A, Party B shall strictly obey each article and clause of this contract, and pay property management fees and other fees related to Party B, including but not limited to, electricity charges, phone charges and fees for extra use of air conditioners.

4.	Period of Fitment

4.1	The fitment period shall be three months from June 1 to August 30, 2004, during which Party B shall be exempted from rent of the leasehold and the relevant property management fees. If Party B moves into the leasehold before the end of fitment period (August 30, 2004), property management fees shall be counted since Party B moves in.

4.2	Party A shall provide Party B, before April 30, 2004, with necessary conditions for fitment including areas for fitment, provisional water, electricity, elevators and entrance for goods and people. If the fitment is delayed due to Party A, the fitment period and the lease term shall be counted since the day on which the necessary conditions are actually provided.

4.3	If the fitment is delayed because Party B or the fitting company on its commission fails to submit in time the fitting scheme to Beijing fire department or other relevant departments, or the fitting scheme fails examination by the fire department or other relevant departments, or Party B fails to submit in time the said scheme to the property management company of the Plaza, the fitting period shall not be extended, and Party A shall not bear any responsibility.

4.4	Party B shall begin its fitting after finishing formal transfer procedure with the property management company of the Plaza. The lessee shall take all legal responsibilities concerning the lease, and pay management fees and public utility charges since the day of formal transfer or fitment. If it is due to Party A that Party B fails to finish the transfer procedure with the property management company of the Plaza in time and thus causes any delay, the fitment period shall be extended.

5.	Rent, Deposit & Other Charges and Their Payment

5.1	Rent

5.1.1	The daily rent of the leasehold shall be RMB 4.14 Yuan per sq.m (building area) and the monthly rent totals RMB C Yuan.

5.1.1	Party B shall pay, within the first 7 days of each odd month (except months of rent exemption), RMB D Yuan as two months’ rent for the odd month and the next.

Party B shall not deduct or offset the rent without any justification.

5.2	Down Payment of Rent

Party B shall, within 7 days upon the conclusion of this contract, pay a down payment of two months’ rent, RMB D Yuan for the period from November 1 to December 31, 2004.

5.3	Adjustment of Rent

If Party B decides to relet the said leasehold after expiration of this contract, the rent charges shall be determined via negotiation by both parties referring to the market price of the time.

5.4	Deposit

5.4.1	Party B shall pay a deposit of RMB D Yuan, equal to two months’ rent, within 7 days upon the conclusion of this contract as the caution money for its performance of this contract.

5.4.2	If Party B breaches any clause of this contract, Party A may use or hold back all or part of the deposit to offset the loss on Party A caused by Party B’s breach of the contract based on provision of a payment voucher and loss evidence. When the deposit cannot compensate for Party A’s losses, Party B shall cover any balance. After Party A makes any deduction from the deposit, Party B shall restore the deposit to the amount specified in Clause 4.1 within 7 days upon notice.

5.4.3	Upon expiration of the contract or its termination via negotiation by and between both parties, if party B has carried out all its duties as stipulated by this contract, Party A shall return the capital of the deposit (excluding the interest) to Party B within 7 days of retrocession of the leasehold to Party A by Party B.

5.5	Interest on Deferred Payment

If Party B defers any payment that should be paid to Party A as stipulated by this contract, Party A shall have the right to collect an interest of 0.24% of the deferred payment for the period since the due date of such deferred payment till the day when Party B pays off the capital and interest of the deferred payment and other relevant fees. The said interest shall not affect any other right of Party A or its remedial measures under this contract. If Party B fails to pay rent on time due to Party A’s failure to produce invoices in time or any other reason caused by Party A, Party B need not pay any interest or other relevant fees.

5.6	Taxes and Fees

Party A shall pay all taxes and fees, including but not limited to, those on housing property, land use in cities and towns, sales, maintenance and construction of cities and additional tax on education, and provide, upon reasonable requirements by Party B, certificate of tax payment for housing property and land use in cities and towns.

5.7	Type of Payment

Party B shall pay in time the rent and other payment to Party A in check. Party A shall produce legitimate invoices to Party B before receiving the check, and Party B shall pay on sight of invoices.

8.	Management of the Plaza and the Relevant Fees

5.8.1	The management of the Plaza shall be conducted by the property management company (hereinafter referred to as the manager) entrusted by Party A or by Party A itself. Party A shall guarantee implementation of duties by the manager according to the contract concluded between the two, handle the relationship between the manager and itself properly and make sure that Party B shall not be obstructed from using the leasehold properly during the lease term for any reason.

5.8.2	Party A warrants that the manager of the Plaza shall be CB Richard Ellis or other property management companies of the same service level. Otherwise Party B shall have the right to reduce property management fees according to the actual situation.

5.8.3	The monthly charges on property management shall be RMB 25 Yuan per sq.m (building area) and the monthly total amount shall be RMB F Yuan. Party B shall pay RMB G Yuan no later than the 7th day every odd month as two months’ (the odd month’s and that of the next month) management fees. Party B shall not deduct or offset management fees without any justification.

5.8.4	Party B agrees to follow all regulations of the property management (lessee manual) (see appendix 8), and pay RMB G Yuan as deposit and another RMB G Yuan as the management fees for the first two months to the manager within 7 days upon conclusion of this contract. Party A shall produce legitimate invoice for such payment in advance.

5.8.5	Within the lease term, Party B shall pay all charges on electricity, water and other relevant fees concerning the leasehold according to the public utility account produced by Party A or the manager.

5.8.6	Within the lease term, Party B shall pay monthly management fees and public utility fees to the manager within 7 days upon the manager’s notice of payment.

5.8.7	When this contract expires and Party B decides not to relet the leasehold, if Party B has carried out all duties as stipulated by this contract, Party A shall return the deposit of management fees (excluding interest) to Party B within 7 working days upon retrocession of the leasehold by Party B.

6.	Commitments & Rights

6.1	Commitments & Rights of Party A

6.1.1	Commitments

6.1.1.1	Party A pledges to acquire legally the Title Deed of Idea International Plaza within a reasonable time and shall have the right to let the leasehold, and if any damage occurs to Party B because Party A delays acquirement of the Title Deed, Party A shall make full indemnity.

6.1.1.2	Party A is legally incorporated and engaged in rental services concerning foreign nationals as stated in its registered scope of businesses.

6.1.1.3	Party A enjoys legal proprietorship of the leasehold leased by Party B. If any damage occurs to Party B because of incompleteness of relevant proprietary document of Party A, Party A promises to make full compensation to Party B.

6.1.1.4	Party A guarantees that the leasehold complies with national laws, regulations and relevant designing standard of the trade, and meet the requirements of office use as well as normal business operations of Party B

6.1.1.5	Party A shall transfer the leasehold to Party B for use as stipulated by this contract within 5 working days upon execution of this contract.

6.1.1.6	Party A shall provide all necessary documents (including but not limited to its ID certificate, Title Deed, Certificate of Right to Use State–Owned Land, certificate of payment, certificate of tax payment, etc.) for the newly established company or institution of Party B, or any company or institution that relet the leasehold from Party B for the convenience of registration and annual review.

6.1.1.7	Party A shall ensure that the manager keeps all public equipment and systems in good condition and working order, the public area clean and tidy, so as to provide Party B with good environment for business and protect it from any disturbance.

6.1.1.8	Party A shall ensure that the manager undertakes the greening of the public area of the Plaza, joint defense of public security and its costs.

6.1.1.9	Party A promises to provide the leasehold with the ceiling shown in appendix 5, and supply the fitting materials free of charge.

6.1.1.10	Within the lease term, Party A shall be responsible, as stipulated by the state regulations on house management, for the maintenance and repair of the main structure, walls, drainage, pipelines and cables of the Plaza, and undertake these costs.

6.1.1.11	Except for Force majeure or consequences resulting from government departments, Party A guarantees to keep the electricity, air–conditioning and telecommunication in good condition and able for normal use upon execution of this contract.

6.1.1.12	Party A shall not set up any facilities that may influence the daylighting or scope of vision of the leasehold, including but not limited to any scrolls, neon lamps, billboards, light boxes, lighting devices, accompaniments and etc. Should Party A, the property management company or any other third parties conduct the aforesaid actions, the lessor shall assist the lessee to solve the relevant disputes arising therefrom.

6.1.1.13	Party A shall provide Party B with H unfixed underground parking lots at the cost of RMB I Yuan per month for each and preserve L aboveground parking lots free of charge.

6.1.1.14	Party B shall pay the fees for extra use of air conditioners to Party A in a fixed form with RMB J Yuan per year on September 1 every year within the lease term. Party A promises to supply 24–hour service of air conditioning for the whole office area of Party B.

6.1.1.15	Party A or the property management company entrusted by party A shall set up uniform corporation signboards for Party B in the place designated by Party A or its entrusted property management company in the elevator hall on Party B’s floor and in the entrance hall of the Plaza, and Party B shall afford the reasonable cost of it.

6.1.1.16	Party A agrees to keep secrete the abovementioned articles, and not to reveal them to any third party but Party A and Party B as well as Party A’s lawyer and/or consultant unless it is required by law, verdict of court, executive order or permitted by Party B.

6.1.2	Rights

6.1.2.1	Party A shall enjoy the access to all passages and public areas of the Plaza.

6.1.2.2	Party A shall enjoy the right to fixing, examining and maintaining all devices, systems and piping of the Plaza.

6.1.2.3	Party A or its entrusted person, including the property management company of the Plaza, shall have the right to send persons into the leasehold for purposes of security, patrol, repair or maintenance of the leasehold or the Plaza, with a written notice given to Party B one day in advance. However, Party A or its entrusted person, including the property management company of the Plaza, may enter the leasehold without Party B’s permission immediately in case of any emergency or danger. In any case, Party A shall try its best not to obstruct Party B in using the leasehold for business purpose.

6.1.2.4	Party A shall have the right to transfer, within the valid period of this contract, the Plaza or part of the Plaza, including the leasehold, to a third party, and Party A shall guarantee that the transferee shall undertake the commitment and enjoy the rights of Party A designated by this contract.

6.1.2.5	Party A shall enjoy exclusively the right to decorate, arrange, maintain, remove and change the signboards, placards, posters and advertisements in any public area of the Plaza; Party B shall be mandated by Party A to enjoy exclusively the right to decorate, arrange, maintain, remove and change the signboards, placards, posters and advertisements within the leasehold.

6.1.2.6	Party A shall have the right to change the name of the Plaza without consulting Party B or compensating Party B for its relevant losses; however, Party A shall give Party B a written notice about the details of change one month in advance.

6.1.2.7	Within the six months before the expiration of this contract, Party A or its entrusted persons may enter the leasehold anytime to inspect it provided that Party A or its entrusted persons has/have noticed Party and is /are permitted by Party B.

6.1.2.8	Party A shall have the right to set up any mortgage or any other security right on the Plaza, including the leasehold and any part of its equipment, within the valid period of this contract without Party B’s permission. If the mortgage leads to any transfer of property rights, Party A shall guarantee that the transferee should undertake the commitments and enjoy the rights of Party A designated by this contract.

6.1.2.9	Party A or its entrusted person, including the property management company of the Plaza, may enter the leasehold without Party B’s permission immediately in case of emergency or danger. However, Party A shall try its best not to bring losses to Party B.

6.1.2.10	Party A shall compensate Party B, other owners, users or third parties for the losses resulting from Party A’s fault.

6.1.2.11	Party A’s not exercising or delaying exercising the rights or remedies that it enjoys under this contract shall not make renunciation; Party A’s exercising any individual right or part of the rights shall not hamper it in further exercising (other) rights or remedies.

6.2	Commitments & Rights of Party B

6.2.1	Commitments

6.2.1.1	Pay the rent, management fees & fees related to Party B to Party A as stated during the period of validity of this contract.

6.2.1.2	Be liable for its electricity fee, water fee, communication fee, phone fee & other utility fees related to Party B within the leasehold.

6.2.1.3	Upon signing the contract, before the start of the fitment, Party B shall hand over all of the interior fitment drawings to Party A or the manager commissioned by Party A. Party B shall carry on the fitment in the leasehold following the articles & restrictions of Fitment Manual (see Appendix 9) given by Party A or the manager commissioned by Party A and the drawings as well as specifications approved by Beijing fire department in written form.

6.2.1.4	The fitment team employed by Party B shall be qualified with construction certificate or related business operation certificate & grade certificate approved by Administrative department to carry on the interior fitment of the leasehold in the Plaza.

6.2.1.5	Within the period of validity of this contract, Party B shall inform Party A and its authorized person, including the property management company, of the fitment work in written form before fitment, which shall not be rejected by Party A and its authorized person without any reason.

6.2.1.6	Be liable for compensating Party A, any other owner, user or third party for the total losses due to Party B’s fault.

6.2.1.7	Use facilities provided by Party A in the leasehold & utility facilities/system/equipment of the

Plaza, including but not limited to, air conditioner/heating equipment, fire fighting/alarming device, lighting equipment, cable, wire, cabling lines) in a reasonable manner and protect them from manmade damage.

6.2.1.8	Any damage resulted due to Party B’s mistakes in the leasehold shall be informed timely by Party B to Party A or the property management company. If Party B fails to repair or repair completely the aforesaid damages within one month since the date when receiving written notice from Party A, Party A shall have the right to arrange repair itself with the cost incurred payable by Party B and provide Party B with the relevant payment invoice.

6.2.1.9	Party B shall adopt reasonable measures to prevent the leasehold from being damaged by natural disaster, such as rainstorm and sand-blown wind. Should the leasehold suffer such damages, Party B shall timely inform Party A or the manager.

6.2.1.10	Should the leasehold suffer any structural damage due to negligence or mistakes by Party B, Party B shall restore it to the state before the damage within one month since the date when receiving written notice from Party A or the property management company.

6.2.1.11	Agree that Party A or the manager commissioned by Party A shall have the right to enter and carry out routine maintenance or emergency repair in the leasehold, and inform Party B of the routine maintenance in advance only.

6.2.1.12	Timely inform Party A or the manager commissioned by Party A of the property damage & staff injury in the leasehold.

6.2.1.13	Without written approval of the Party A or the property management company commissioned by Party A, Party B shall not install or change the equipment, partition and exceed the load-bearing standard of the floor of the leasehold.

6.2.1.14	Party B shall not make any noise or conduct any action or affair in the leasehold that may bother other people in or out of the Plaza.

6.2.1.15	Party B shall not carry on any activities that do harm to Party A or other lessees in the Plaza, or deal with any business/conduct that may damage the image of the Plaza as an office mansion. Party B shall not carry on illegal operations in the leasehold.

6.2.1.16	Party B shall not store in the leasehold any dangerous goods that endanger the plaza or any other people, including but not limited to, weapon, cartridge, saltpeter, gunpowder, kerosene or any other inflammable, explosive, dangerous goods or that are against the law.

6.2.1.17	Party B shall not manufacture or store goods/commodities in the leasehold except for a small amount of goods/commodities used as sample or displaying articles related to Party B’s business or activities with written approval obtained from Party A or the manager commissioned by Party A in advance.

6.2.1.18	Party B shall not raise any poultry or pet in the leasehold.

6.2.1.19	Party B shall not itself, or allow others to carry out any activities making the insurance of the Plaza completely or partly ineffective or causing the rise of the insurance fees. Should Party B breach this sub-clause and make Party A have to insure again or suffer rise of insurance, Party B shall refund Party A the extra insurance fees and any other related expenses induced at once.

6.2.1.20	Party B shall not use public areas such as the Plaza lobby, elevator, stairway, passage, great hall, stairway platform, display window etc. to pile, discard or leave chests, furniture, garbage and any other staff, causing inconvenience or obstruct to other lessees or users of the Plaza.

6.2.1.21	Party B shall not set up, display or exhibit any advertisement, signboard settings in the Plaza out of the leasehold, except that the locations are approved by Party A and the Plaza manager in written form in advance.

6.2.1.22	Party B shall comply with the related regulations of Lessee Manual (see Appendix 8) prepared by Party A at the same time after signing this contract.

6.2.1.23	Guarantee that effective commercial license plate, operation license, authorization or permit issued by relevant government department or bureau are on hand before commencing its business operation inside the leasehold.

6.2.1.24	Upon expiration of the contract, Party B shall keep the office area in applicable state and retrocede it to Party A. Whether the public area is to restore to its original condition or not shall be determined via negotiation by both parties.

6.2.1.25	If Party B decides to extend the lease after expiry of this contract, it shall inform Party A with written notice 6 months before the expiry date of this contract. Party B has the priority to re-let the leasehold under equal price condition.

6.2.1.26	Party B shall empty out and move away from the leasehold within 14 days after expiry date of this contract and return all keys of the leasehold upon expiration or early termination of this contract.

6.2.1.27	Perform other obligations on lessee regulated by the national laws.

6.2.1.28	Except for written approval of Party A, such not be laid aside without any righteous reason, Party B shall not share all or partial of the leasehold with any third parties via transfer of the contract or sublease or any other means.

6.2.1.29	During the lease period under this contract, if Party B normally uses leasehold and enjoys property management service as stated in the contract, it shall not ask for deduction to any of the fees as stipulated in the contract from Party A or the property management company.

6.2.1.30	If Party B intends to install any air conditioning equipment in the leasehold for its own use, an approval must be obtained from Party A and the property management company in written form. Party A shall not reject such intention without any reason and Party B shall be liable for any expenses arising therefrom.

6.2.1.31	Party B agrees to keep secrete the abovementioned articles, and not to reveal them to any third party but Party A and Party B as well as Party B’s lawyer and/or consultant unless it is required by law, verdict of court, executive order or permitted by Party B.

6.2.2	Rights:

6.2.2.1	Party A agrees that Party B may share all or partial of the leasehold with its affiliated institutions with the subject of the lease remaining unchanged, which shall enjoy the equal rights of a lessee as Party B, including Beijing Sina Internet Information Service Co., Ltd, Beijing Sina Interactive Advertising Co., Ltd, Beijing Sina Internet Technology Service Co., Ltd, Beijing Starvi Online Cultural Development Co., Ltd, Starvi Online Internet Science & Technology (Beijing) Co., Ltd, Beijing Xingchao Xunjie Information Technology Co., Ltd, Beijing Sina Wuxian Advertising Co., Ltd, Beijing Sina Wireless Information Technology Co., Ltd, Beijing Miaoxun Information Service Co., Ltd and any other institution that Party B has informed the Party A in the written form in advance.

6.2.2.2	Party B shall have the right to use the leasehold at will according to aforesaid articles set forth by this contract within its validity period free from any illegal interference from Party A.

6.2.2.3	Should Party B is unsatisfied with the service of the manager, it may make a complaint to Party A under reasonable condition, and Party A shall urge the manager to improve as soon as possible.

6.2.2.4	Party B shall have the rights to use any public facilities within the Plaza.

6.2.2.5	Party B shall enjoy the rights to use the fitment materials provided by Party A free of charge to lessees accordingly (See Appendix 5).

6.2.2.6	Party B shall have the priority to re-let the leasehold on the 17th floor under the equal conditions. Party A shall give notice to Party B 15 days in advance of leasing the aforesaid leasehold to any third party, and Party B shall give an explicit response for its intention to re-let the aforesaid leasehold from Party A within 15 days.

7.	Modification & Termination of the Contract

7.1	Party A and Party B may revise, modify or terminate the contract in advance by unanimous agreement in written form via negotiation.

7.2	Should any force majeure stated in the Article 9 of this contract occur that makes the performance of this contract impossible, both Parties may terminate the contract in advance via negotiations.

7.3	Party A shall have the right to terminate or rescind this contract unilaterally without rendering any indemnification to Party B if any of the following situations occurs to Party B. The written notice of termination from Party A shall become effective after 30 days since its delivery date by Party A:

7.3.1	Conduct business operations against the laws or regulations of PRC.

7.3.2	Apply the leasehold for other purposes without authorization of Party A.

7.3.3	Relet all or partial of the leasehold to any third party or transfer or share the leasehold to/with any third party without written approval of Party A.

7.3.4	Fail to pay the rent as stipulated in the Article 4 and to make such payment after 14 days since the date when receiving written notice from Party A.

7.3.5	Breach its obligations specified in Clause 2, Article 6 of this contract or any other obligation stated in the contract and fail to make any corrections to its breaching in 14 days since the date when receiving written notice from Party A

7.4	Party B may terminate or rescind this contract unilaterally by informing Party A in written form 30 days in advance without rendering any indemnification to Party A if any of the following situations occurs, in which case, Party A shall refund the paid rent, rent deposit, property management fees, property management deposit and any other refundable fee to Party B:

7.4.1	Party A makes severe mistakes or takes liabilities for mistakes in its management so that Party B cannot carry out business operations.

7.4.2	Party A breaches its obligations regulated in Clause 1, Article 6 of this contract or any other obligation stated in the contract and fails to make any corrections to its breaching in 14 days since the date when receiving written notice from Party B.

7.4.3	The leasehold cannot be normally used for 14 days due to other reasons not caused by Party B.

8.	Breaching & Indemnification Liabilities

8.1	If Party B fails to pay the rent, management fees or any other fees in time as stipulated in the contract, Party A may send a written notice asking Party B to pay back within 14 days. If Party B fails to pay back those payments within 14 days since the date when receiving the written notice from Party A, Party A shall have the right to rescind the contract and ask Party B to compensate for the losses and relevant interests arising therefrom.

8.2	Should Party B apply the leasehold for other purposes without any authorization from Party A, Party A shall have the right to ask Party B to make corrections within a reasonable term appointed. If Party B fails to make corrections complying with the contract, Party A shall have the right to rescind the contract and held Party B responsible for the indemnification according to this Clause.

8.3	Within the lease term of this contract, if Party B leases or sub-leases the leasehold without written authorization from Party A in advance, Party A shall have the right to rescind this contract and Party B shall eliminate the influence caused by the third party to Party A within an appointed term.

8.4	If Party B is subject to bankrupt or liquidation, Party A may rescind the contract. Under such circumstances, Party A shall not ask Party B for other expenses according to Clause 9, Article 8 of this contract after deducting the deposit & property management deposit of Party B.

8.5	Any party who breaches the contract fails to make corrections to its breaching within 14 days since the date when receiving the written notice from the other party, the non–breaching party shall ask it for the indemnification and rescind the contract.

8.6	Party B shall empty out and move away from the leasehold at the expiry date or within 14 days after termination date of this contract and keep the office area in applicable state after inspection and confirmation by Party A and retrocede it at the time returning every key of the leasehold to Party A.

8.7	In case that Party B doesn’t retrocede the leasehold in accordance with the aforesaid clause, Party A shall have the right to empty out the leasehold and restore it to its original condition. The reasonable expenses occurred to Party A due to the aforesaid reason, including but not limited to the expenses induced from emptying out the leasehold, restoring to its original condition & keeping the stuff left in the leasehold by Party B in other places shall be payable by Party B, and Party A shall provide Party B with relevant invoices for the actual expenses. The Party A shall have the right to deduct the aforesaid expenses from Party B’s deposit, and Party B shall make up for the balance at once when receiving the notice from Party A if the deposit is insufficient. If Party B continues to use the leasehold before Party A exerts the aforesaid right, Party B shall pay the rent for the occupied period to Party A on the basis of the rent stipulated in this contract.

8.8	After moving out of the leasehold and restoring it to its original conditions, Party B shall inform Party A to proceed the inspection and both parties sign a Transfer Sheet on the basis of inspection condition of the leasehold. Unless Party A stipulates in the sheet that it agrees to accept the leasehold, the sheet shall only act as an account of the status of the leasehold but not be considered as that Party A has accepted Party B’s retrocession and the leasehold. In the period when Party B handles the existing problems listed in Transfer Sheet, it shall be considered as that Party B doesn’t retrocede the leasehold as stipulated in the contract and Party A enjoys the right stated in Clause 7, Article 8 of this contract.

8.9	Except those reasons for early termination stipulated by this contract, Party A shall not refund the paid deposit to Party B if the early termination occurs due to the reasons caused unilaterally by Party B without written approval of Party A in advance. If such circumstance occurs within 2 years of the lease term, Party B shall make up for the free rent it has enjoyed. Party A shall have the right to make other lease contract for the said leasehold in order to lessen the losses caused by the violation of Party B.

9.	Force Majeure

9.1	Force Majeure refers to those severe natural disasters and those that both parties of this contract cannot foresee, or control or avoid its process or results. The affected party shall bear no responsibilities for not undertaking its obligations of this contract due to any force majeure.

9.2	The party that can not undertake all or partial of its obligations or can not undertake them in time due to any force majeure shall give notice of the circumstances to the other party timely and shall provide legal certifications that are issued by the relevant institutions for the force majeure within a reasonable time.

9.3	In case that any force majeure occurs in the leasehold so as to make it out of use or become a leasehold shut down by the property management office, or the leasehold declared as dangerous structure by the government is not due to the reason that Party A shall control and is not the result that Party B fails to perform its obligations stated in the contract, the rent shall be deducted in proportion to the extent of the useless and free from payment until the leasehold can be used again, but Party A shall neither have responsibilities to restore the leasehold to its original conditions, nor have responsibilities to render indemnification to Party B during the useless period of the said leasehold. If the leasehold remains to be useless for a consecutive period of 20 days or an accumulative period of 30 days, any party shall rescind the contract with written notice to the other party, which shall not affect the rights & responsibilities that bound to both parties before the rescission.

10.	Settlement Of Dispute & Governing Law

10.1	Laws and regulations of PRC shall be applied for the conclusion, effectiveness, performances, explanations and settlement of disputes concerning this contract.

10.2	Both parties shall seek settlement for any disputes over the contract via negotiation, which if fails, any party shall submit the disputes to the Beijing Arbitrary Commission for settlement that will carry out arbitration pursuant to the present arbitrary rules in Beijing. The arbitrament is final with the same binding force to both parties.

10.3	During the arbitration of the contract, the contract shall continue to be effective with the rest articles and clauses except for the disputed articles.

10.4	The contract is made in Chinese and the Chinese version shall be the original.

11.	Miscellaneous

11.1	Contract registration

11.1.1	This contract shall be registered to Beijing Real Estate Administration after being signed by both parties.

11.1.2	Party B shall assist Party A in the registration of the contract to the relevant government department after signing the contract pursuant to the relevant laws and regulations of Beijing with all the relevant charges payable by Party A. Should Party A fail to conduct the registration and cause any loss to Party B, Party A shall be held liable for such losses to Party B.

11.2	All appendixes of this contract shall have the same legal binding force as this contract.

11.3	This contract shall become effective on the date of being signed and sealed by both parties.

This agreement is signed by and between both parties in Beijing, China on dd (Day) mm (Month) yy (Year).

Party A: Beijing Zhongwu Ideal Real Estate Development Co., Ltd

Authorized Representative:

Signature/Seal /s/

Party B: AAA Co., Ltd.

Authorized Representative:

Signature/Seal /s/

SINA Corporation — List of the lease agreements

						Down	Annual fee of
					Monthly	Payment of	additional use
	Total				Charges on	Charges on	of air
	Building		Monthly	Down Payment	Property	Property	conditioning
Lessee	Area	Suite	Rent	of Rent	Management	Management	services
Beijing SINA Information Technology Co., Ltd.	2269.7	2001-2012	281897	563794	56743	113486	142014
Beijing SINA Internet Technology Service Co., Ltd.	2000	1901-1911	248400	496800	50000	100000	125139
Beijing SINA Infinity Advertising Co., Ltd.	1200	1912-1918	149040	298080	30000	60000	75083
Beijing New Media Information Technology Co. Ltd.	1000	2013-2018	124200	248400	25000	50000	62570
Beijing SINA Internet Information Service Co., Ltd.	500	1811-1813	62100	124200	12500	25000	31285
Beijing Star-Village Online Cultural Development Co. Ltd.	500	1814-1816	62100	124200	12500	25000	31285
Beijing SINA Mobile Information Technology Co. Ltd.	500	1801/17/18	62100	124200	12500	25000	31285
Beijing Miaoxun Information Service Co. Ltd.	500	1802-1804	62100	124200	12500	25000	31285
Star-Village Internet Technology (Beijing) Co. Ltd.	500	1805-1807	62100	124200	12500	25000	31285
Beijing SINA Interactive Advertising Co., Ltd.	300	1808-1809	37260	74520	7500	15000	18771
Beijing SINA Infinity Advertising Co., Ltd.	601.41	1712/13/16	74695.12	149390.24	15035.25	30070.5	37766.05
Beijing SINA Internet Technology Service Co., Ltd.	2031.63	1501/02/03/1513 to 1518 and 1708/15/17/18	252328.45	504656.9	50790.75	101581.5	125828.95
Beijing SINA Internet Information Service Co., Ltd.	1494.58	1701/02/03/05/ 07/09/10/14	185626.84	371253.68	37364.5	74729	94342.77
Beijing Star-Village Online Cultural Development Co. Ltd.	507.23	1704/06/11	62997.97	125995.94	12680.75	25361.5	31457.24
Total	13904.55		1726945.38	3453890.76	347614.25	695228.5	869397.01